Exhibit 99.1

FOR IMMEDIATE RELEASE May 28, 2009	Contact: Kim Dority (720) 407-6545 kdority@disaboom.com Investor Relations: John Walpuck (720)407-6538 jwalpuck@disaboom.com

DISABOOM ANNOUNCES APPOINTMENT OF CO-FOUNDER J. GLEN HOUSE AS NEW CHAIRMAN OF THE BOARD

Will build on work done by J.W. Roth, previous Chairman

Denver,CO – May 28, 2009 – Disaboom, Inc. (OTCBB: DSBO, www.disaboom.com), the leading online resource for people with disabilities, today announced that effective May 28, 2009, J.W. Roth will resign his position as Chairman of the Company’s board of directors to assume a leadership role at another company. Disaboom co-founder Dr. J. Glen House has been appointed to serve as the new Chairman of the Company’s board of directors.

“While Mr. Roth’s contributions to the Company are many, he was essential to the formation and public listing process of Disaboom, Inc., he was absolutely crucial to our early-stage financing success, and his leadership and hard work were instrumental through the early development stages of our Company,” states Dr. House, “and we wish him the best of luck in his future endeavors.” Mr. Roth commented, “Disaboom is now transitioning to a new phase in its technical, product and business development, having recently launched a comprehensive site redesign effort. I am grateful for the opportunity to have worked on such an important initiative to the disability community, and I look forward to following Disaboom’s future progress and success.”

Dr. J. Glen House, Disaboom co-founder, previous board member, and currently Disaboom’s Chief Medical Advisor, has been appointed the new Chairman of the Company’s board of directors. Notes Disaboom CEO John Walpuck, “we’re especially gratified to have Glen in this role because it will provide a valuable level of continuity between Disaboom’s original vision, our interim learning experiences in recent months, and the future plans for site redesign and expansion currently underway.”

A C7 quadriplegic since the age of 20, Dr. House is also the Medical Director of the Center for Neuro & Trauma Rehabilitation at Penrose Hospital in Colorado Springs, CO. He has had substantial experience with the medical technology industry, especially as it relates to assistive technologies. “I’m looking forward to taking a leadership role with the board, and helping to ensure that Disaboom reaches its fullest potential for both the disability community and our shareholders,” says Dr. House. “The progress we’ve made so far has been substantial and sustainable. I believe the board has a unique opportunity to continue to support and influence this progress, and I look forward to now leading that effort going forward.”

About Disaboom
Disaboom, Inc. was founded as a dynamic, diverse, and interactive online community dedicated to constantly improving the way people with disabilities or functional limitations live their lives. It also serves as a comprehensive online resource not only for people living with such conditions, but also for their immediate families and friends, caregivers, recreation and rehabilitation providers, and employers. More than 54 million American adults live with disabilities or functional limitations today in the United States alone. Founded and designed by doctors and fellow disaboomers to meet this community’s specific needs, www.disaboom.com brings together content and tools, ranging from specialized health information to social networking to daily living resources, in a single interactive site.

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the continuing development of the Company’s website, the prospects for selling advertising on the website and new visitors and visitor page views related to advertising agreements, the Company’s anticipated growth and potentials in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified under “Risk Factors” in our Form 10-K for the year ended December 31, 2007. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

SOURCE: Disaboom

http://www.disaboom.com